Exhibit 21

SUBSIDIARY LIST

Company Name	Place of Incorporation
Affholder, Inc.	Missouri
Bayou Coating, L.L.C.(1)	Louisiana
Bayou Flow Technologies, L.L.C.(2)	Delaware
Bayou Welding Works, L.L.C.(3)	Louisiana
CCSI Management, L.L.C.(4)	Texas
Clearline Services Limited	United Kingdom
Commercial Coating Services International, Ltd.(5)	Texas
First Down Acquisition Corp.	Ohio
INA Acquisition Corp.	Delaware
Insituform Asia Limited(6)	Hong Kong
Insituform Balcani S.R.L.	Romania
Insituform Belgium N.V.	Belgium
Insituform CV	The Netherlands
Insituform Cyprus Limited	Cyprus
Insituform Environmental Techniques Ltd.(7)	Ireland
Insituform Europe SAS	France
Insituform Holdings BV	The Netherlands
Insituform Holdings (UK) Limited	United Kingdom
Insituform Hong Kong Limited	Hong Kong
Insituform Hulin s.r.o.	Hungary
Insituform-Hulin Rohrsanierungstechniken S.R.O.	Slovakia
Insituform Leitungssanierung GmbH	Austria
Insituform Limited Partnership	New Brunswick, Canada
Insituform Linings Public Limited Company(8)	United Kingdom
Insituform Pacific Pty Limited(9)	Australia
Insituform Pipeline Rehabilitation Private Limited(10)	India
Insituform Rioolrenovatietechnieken B.V.	The Netherlands
Insituform Rohrsanierungstechniken GmbH(11)	Germany
Insituform Singapore Pte. Ltd.	Singapore
Insituform sp. z o.o.	Poland
Insituform s.r.o.	Czech Republic
Insituform Technologies CV	The Netherlands
Insituform Technologies Iberica S.A.	Spain
Insituform Technologies Limited	Alberta, Canada
Insituform Technologies Limited	United Kingdom
Insituform Technologies Netherlands BV	The Netherlands
Insituform Technologies USA, Inc.	Delaware
Italcontrolli – Insituform S.r.l.(12)	Italy
ITI International Services, Inc.	Delaware
KA-TE Insituform AG	Switzerland
Kinsel Industries, Inc.	Texas
Mississippi Textiles Corporation	Mississippi
Nu Pipe Limited	United Kingdom
Sewer Services Limited	United Kingdom
The Bayou Companies, Inc.	Delaware
United Pipeline de Mexico S.A. de C.V.(13)	Mexico
United Sistemas de Revestimento em Tubulações Ltda.	Brazil
United Sistema de Tuberias Limitada	Chile
Video Injection – Insituform SAS	France

(1)	The Bayou Companies, Inc. holds a 49% interest.
(2)	The Bayou Companies, Inc. holds a 33.3% interest.
(3)	The Bayou Companies, Inc. holds a 100% interest.
(4)	The Bayou Companies, Inc. holds a 100% interest.
(5)	The Bayou Companies, Inc. holds a 99% interest and CCSI Management, L.L.C. holds a 1% interest.
(6)	Insituform Technologies Netherlands BV holds a 50% interest.
(7)	Insituform Technologies Limited holds a 50% interest.
(8)	Insituform Holdings (UK) Limited holds a 75% interest.
(9)	Insituform Technologies Netherlands BV holds a 50% interest.
(10)	Insituform Technologies Netherlands BV holds a 50% interest and Insituform Holdings BV holds a 0.5% interest.
(11)

Insituform Holdings (UK) Limited holds a 50% interest. Insituform Rohrsanierungs-techniken GmbH holds a 100% interest in both KUT Kanal & Umwelttechnik GmbH (Germany) and Insituform Leitungssanierung GmbH (Austria) and a 51% interest in Insituform-Hulin Rohrsanierungs-techniken S.R.O. (Slovakia). Insituform-Hulin Rohrsanierungs-techniken S.R.O. holds a 100% interest in Insituform Hulin s.r.o. (Hungary) and Insituform s.r.o. (Czech Republic).

(12)	INA Acquisition Corp. holds a 50% equity interest. This entity is currently in the process of dissolution.
(13)	INA Acquisition Corp. holds a 55% interest.